EXHIBIT 16.1


                        <Letterhead of GERALD R. PERLSTEIN
                         Certified Public Accountant
                    1260 S. Beverly Glen Blvd., Suite 106
                            Los Angeles, CA 90024
                               ______________

                           Telephone (310)275-4650
                              FAX (310)275-4611>


April 11, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

Re: Fountain Colony Ventures, Inc.

We have read Item 4 of Fountain Colony Ventures, Inc.'s Form 8-K dated April 11, 2000 and are in agreement with the statements contained therein so far as those statements pertain to the accounting firm of Gerald R. Perlstein.

Yours very truly,


/s/ Gerald R. Perlstein

Gerald R. Perlstein